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                                                                 EXHIBIT (11)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 9, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Report to Shareholders of the State Street Research Money Market Fund (a series of State Street Research Money Market Trust), which report is also incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 29, 2003